UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

On April 22, 2013 Solitario Exploration and Royalty Corp. (“Solitario”) entered into a side letter agreement, (the “Letter Agreement”) between Solitario, Ely Gold and Minerals Inc. (“Ely”) and DHI Minerals (U.S.), Ltd. (“DHI”). The Letter Agreement modified certain terms and conditions of a letter of intent dated 26 August 2010 between Solitario, Ely and DHI , as amended in the MH-LLC OA Side Agreement between Solitario Ely, DHI, RMB Australia Ltd and RMB Resources dated August 21, 2012 (both agreements collectively the “LOI, as amended”). Under the Letter Agreement, Solitario agreed to subscribe for US$500,000 of shares of common stock of Ely at a price of Cdn$0.10 as of April 22, 2013.

Concurrent with the Letter Agreement, Solitario delivered a subscription agreement, (the “Subscription Agreement”) to Ely for the subscription of 5,131,150 shares of Ely common stock. The acceptance of the Subscription Agreement was subject to acceptance by Ely, approval by the Toronto Stock Venture Exchange (the “TSX-V”) and other regulatory approvals.

Solitario agreed in the Letter Agreement to deliver a payment of $500,000 to Ely by wire transfer within five business days of Ely’s notification to Solitario of acceptance of the Subscription Agreement by the TSX-V.

A copy of the Letter Agreement is filed herewith as Exhibit 99.1. A copy of the Subscription Agreement is filed herewith as Exhibit 99.2. These exhibits are incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 7.01	Regulation FD Disclosure
On April 24, 2013, the Company issued a press release announcing that Solitario had subscribed for shares of Ely common stock. A copy of the press release is attached hereto as Exhibit 99.3, and such press release is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Letter Agreement dated April 22, 2013 between Solitario, Ely and DHI.
99.2	Subscription Agreement dated April 22, 2013 between Solitario and Ely subscribing for 5,131,150 shares of Ely common stock.
99.3	Press release of Solitario Exploration & Royalty Corp. dated April 24, 2013

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 24, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer